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Exhibit 5.1

                          September 11, 2006

BIO-key International, Inc.
3349 Highway 138, Building D, Suite B
Wall, New Jersey 07719

Ladies and Gentlemen:

        This opinion is furnished to you in connection with the Registration Statement on Form SB-2 (as amended to date, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on September 11, 2006 under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the resale of up to 25,164,046 shares (the "Shares") of Common Stock, $.0001 par value per share (the "Common Stock"), of BIO-key International, Inc., a Delaware corporation (the "Company"), which may be offered and sold from time to time by certain security holders of the Company (the "Selling Security Holders") identified in the Registration Statement and related Prospectus contained in the Registration Statement.

        The Shares consist of (i) 612,166 shares issued to Laurus Master Fund, Ltd. ("Laurus") pursuant to an Amendment and Waiver agreement dated as of August 31, 2005 (the "August 2005 Laurus Amendment and Waiver") by and between the Company and Laurus in connection with the secured convertible term notes held by Laurus; (ii) 150,000 shares issued to Laurus pursuant to an Amendment and Waiver agreement dated as of January 23, 2006 (the "January 2006 Laurus Amendment and Waiver") by and between the Company and Laurus in connection with the secured convertible term notes held by Laurus; (iii) 150,000 shares issued to Laurus pursuant to an Amendment and Waiver agreement dated as of August 10, 2006 (the "August 2006 Laurus Amendment and Waiver") by and between the Company and Laurus in connection with the secured convertible term notes held by Laurus; (iv) 263,705 shares issued to The Shaar Fund, Ltd. ("Shaar") and other institutional and accredited investors pursuant to an Amendment and Waiver agreement dated as of August 31, 2005 (the "August 2005 Shaar Amendment and Waiver") by and between the Company and such investors in connection with the subordinated convertible term notes then held by such investors; (v) 2,856,438 shares issuable upon conversion of the Series B Convertible Preferred Stock issued by the Company to Shaar, Longview Fund, L.P. ("Longview") and Longview Special Finance, Inc. ("LSF") pursuant to a Securities Purchase Agreement dated as of January 23, 2006 (the "Series B Purchase Agreement") by and among the Company and such investors; (vi) 500,000 shares issuable upon exercise of warrants issued to the investors party to the Series B Purchase Agreement; (vii) 16,098,404 shares issuable upon conversion of the Series C Convertible Preferred Stock issued by the Company to Shaar, Longview, LSF and other institutional and accredited investors pursuant to a Securities Exchange Agreement dated as of August 10, 2006 (the "Securities Exchange Agreement") by and among the Company and such investors; (viii) 3,000,000 shares issued to Trellus Partners, L.P. ("Trellus") pursuant to a Securities Purchase Agreement dated as of August 10, 2006 (the "Trellus Purchase Agreement") by and between the Company and Trellus for an aggregate purchase price of $1,500,000; (ix) 400,000 shares issuable upon exercise of a warrant issued to Trellus pursuant to such Trellus Purchase Agreement; (x) 1,000,000 shares issued to Shaar pursuant to a Securities Purchase Agreement dated as of August 10, 2006 (the "Shaar Purchase Agreement") by and between the Company and Shaar for an aggregate purchase price of $500,000; and (xi) 133,333 shares issuable upon exercise of a warrant issued to Shaar pursuant to such Shaar Purchase Agreement.

        The shares of Common Stock issuable as provided in clauses (v) and (vii) above are collectively referred to herein as the "Convertible Preferred Shares," and the shares of Common Stock issuable as provided in clauses (vi), (ix), and (xi) above are collectively referred to herein as the "Warrant Shares".

BIO-key International, Inc.
September 11, 2006

        We are acting as counsel for the Company in connection with the offer and sale of the Shares by the Selling Security Holders. In rendering our opinion, we have examined signed copies of the Registration Statement as filed with the Commission. We have also examined, and have relied as to factual matters solely upon, originals or copies of (i) the August 2005 Laurus Amendment and Waiver, (ii) the January 2006 Laurus Amendment and Waiver, (iii) the August 2006 Laurus Amendment and Waiver, (iv) the August 2005 Shaar Amendment and Waiver, (v) the Series B Purchase Agreement, (vi) the Securities Exchange Agreement, (vii) the Trellus Purchase Agreement, (viii) the Shaar Purchase Agreement, (ix) the Company's Certificate of Incorporation and By-Laws, each as amended and/or restated to date, (x) minutes of meetings of the Company's Board of Directors, and (xi) such other documents, certificates and records as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

        In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. We also assume that appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under applicable state securities or blue sky laws.

        We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware constitution and reported judicial opinions interpreting same), and the federal laws of the United States of America.

        Based upon and subject to the foregoing and the qualifications set forth below, we are of the opinion that the Shares have been duly authorized for issuance and that the Shares, including the Convertible Preferred Shares, when issued upon conversion of the Company's Series B and Series C Convertible Preferred Stock in accordance with the terms and conditions of the Company's Series B and Series C Preferred Stock, and the Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms and conditions of the Warrants, will be validly issued, fully paid and nonassessable.

        It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect. This opinion is based upon currently existing statutes, rules and regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinion set forth herein.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement, and any amendment thereto, in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

        We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion given herein, may be inferred or implied herefrom. This opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise the Company or anyone else of any change in any matter set forth herein.

                      Very truly yours,

                      /s/ Choate, Hall & Stewart LLP

                      CHOATE, HALL & STEWART LLP

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  Exhibit 5.1